Exhibit 99.1

Deluxe Corporation P.O. Box 64235 St. Paul, MN 55164-0235 (651) 483-7111

NEWS RELEASE	For additional information: Jeff Johnson Treasurer and VP Investor Relations (651) 787-1068

July 26, 2012

DELUXE REPORTS SECOND QUARTER 2012 FINANCIAL RESULTS

Revenue grows 7% and exceeds high end of outlook
Diluted EPS of $0.82 grows 21%, adjusted EPS of $0.85 grows 13% - both exceed high end of outlook
Raises full year revenue and EPS outlook

St. Paul, Minn. – July 26, 2012 – Deluxe Corporation (NYSE: DLX) announced its financial results for the second quarter ended June 30, 2012. Key financial highlights include:

	Q2 2012	Q2 2011	Vs. Q2 2011
Revenue	$371.0 million	$346.3 million	7.1%
Net income	$42.3 million	$35.5 million	19.2%
Diluted EPS – GAAP	$0.82	$0.68	20.6%
Adjusted diluted EPS – Non-GAAP	$0.85	$0.75	13.3%

A reconciliation between earnings per share on a GAAP basis and adjusted earnings per share on a non-GAAP basis is provided after the Forward-Looking Statements discussion.

Revenue and diluted EPS exceeded the high end of the range in the prior outlook, driven by strong operating performance in each of the Company's segments.

“We had an outstanding second quarter following an outstanding first quarter,” said Lee Schram, CEO of Deluxe. “We exceeded both our revenue and EPS outlook, with strong performance in all three segments. We continued to see a better than expected secular check decline rate while marketing solutions and other services revenue grew 30 percent and are on track to exceed our original growth expectations for the year with enhanced offerings from the OrangeSoda acquisition.”

Second Quarter 2012 Highlights

•
Revenue for the quarter was $371.0 million compared to $346.3 million during the second quarter of 2011. Revenue increased 7.1% compared to 2011, driven by 14.8% growth in Small Business Services. Marketing solutions and other services revenue increased 29.9% compared to 2011 and represented 17.5% of consolidated revenue, up from 14.4% in the second quarter of 2011.

•
Gross margin was 65.6 percent of revenue compared to 65.1 percent in 2011. Favorable impacts from price increases and the Company's continued cost reduction initiatives more than offset increased delivery rates, material costs and performance based compensation expense in 2012.

•
Selling, general and administrative (SG&A) expense increased $10.3 million in the quarter compared to 2011, but as a percent of revenue, was down slightly to 45.2 percent. Increased SG&A expense associated with commissions on increased revenue, as well as acquisitions, higher performance based compensation expense and investments in revenue generating initiatives was partially offset by benefits from continued execution against cost reduction initiatives and lower amortization related to previous acquisitions.

•
Operating income in 2012 was $73.6 million compared to $64.0 million in the second quarter of 2011. Restructuring and transaction-related costs were $2.3 million in 2012 versus $5.0 million in 2011. These costs were primarily attributable to the Company's on-going cost reduction initiatives. Operating income was 19.8 percent of revenue compared to 18.5 percent in the prior year driven primarily by higher revenue per order and continued cost reductions.

•
Reported diluted EPS increased $0.14 from the prior year driven by improved operating performance in 2012. The effective tax rate in both years benefited from favorable discrete items related primarily to state taxes in 2012 and foreign taxes in 2011.

Segment Highlights

Small Business Services

•
Revenue was $233.1 million versus $203.1 million in 2011. Revenue was 14.8% higher in the quarter driven by growth in marketing solutions and other services, the Safeguard® distributor and dealer channels, and checks and forms. Revenue also benefited from price increases and $10.5 million from the PsPrint® and OrangeSodaTM acquisitions.

•	Operating income in 2012 increased to $38.2 million from $34.3 million in 2011.

Financial Services

•
Revenue was $85.7 million compared to $86.7 million in 2011. The impact of check usage declines slightly exceeded the benefits of price increases, revenue from a new financial institution client, and growth in non-check revenue.

•	Operating income in 2012 increased to $20.0 million from $13.2 million in 2011.

Direct Checks

•	Revenue was $52.2 million compared to $56.5 million in 2011, primarily driven by lower order volume resulting from the continued decline in check usage.

•	Operating income in 2012 decreased to $15.4 million from $16.5 million in 2011.

Other Highlights

•
Cash provided by operating activities for the first half of 2012 totaled $99.9 million, a decrease of $4.3 million compared to 2011. Improved operating performance and the discontinuation of payments to our defined contribution pension plan were more than offset by higher income tax payments, a planned contribution in the first quarter to our VEBA trust for future medical costs and higher contract acquisition and interest payments.

•	In the second quarter, the Company repurchased $12 million of shares to further off-set dilution from employee equity compensation plans.

Outlook

Third Quarter 2012:

Current outlook (7/26/2012)
Revenue	$366 to $375 million
Diluted EPS – GAAP	$0.73 to $0.78
Adjusted Diluted EPS – Non-GAAP	$0.76 to $0.81

Full Year 2012:

	Prior outlook (4/26/12)	Current outlook (7/26/2012)
Revenue	$1.445 to $1.475 billion	$1.490 to $1.510 billion
Diluted EPS – GAAP	$3.12 to $3.32	$3.20 to $3.35
Adjusted Diluted EPS – Non-GAAP	$3.20 to $3.40	$3.30 to $3.45
Operating cash flow	$225 to $245 million	$235 to $245 million
Capital expenditures	$35 million	$35 million
Depreciation and amortization	$64 million	$65 million
Effective tax rate	approximately 33%	approximately 33%

Editor's Note

•
Deluxe will hold an open-access teleconference call today at 11:00 a.m. ET (10:00 a.m. CT) to review the financial results. All interested persons may listen to the call by dialing 1-866-770-7051 (access code 29404515).

•	The presentation also will be available via a simultaneous webcast at www.deluxe.com in the news and investor relations section.

•	An audio replay of the call will be available through midnight on August 2nd by calling 1-888-286-8010 (access code 59901479). The presentation will be archived on Deluxe's web site.

About Deluxe Corporation
Deluxe is a growth engine for small businesses and financial institutions. Over four million small business customers access Deluxe's wide range of products and services including customized checks and forms as well as web-site development and hosting, search engine marketing, logo design and business networking. For financial institutions, Deluxe offers industry-leading programs in checks, customer acquisition, regulatory compliance, fraud prevention and profitability. Deluxe is also a leading printer of checks and accessories sold directly to consumers.
For more information, visit us at www.deluxe.com, www.facebook.com/deluxecorp or www.twitter.com/deluxecorp.

Forward-Looking Statements
Statements made in this release concerning the Company's or management's intentions, expectations, outlook or predictions about future results or events are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management's current expectations or beliefs, and are subject to risks and uncertainties that could cause actual results or events to vary from stated expectations, which variations could be material and adverse. Factors that could produce such a variation include, but are not limited to, the following: the impact that a further deterioration or prolonged softness in the economy may have on demand for the Company's products and services; the inherent unreliability of earnings, revenue and cash flow predictions due to numerous factors, many of which are beyond the Company's control; declining demand for the Company's check and check-related products and services due to increasing use of alternative payment methods; intense competition in the check printing business; continued consolidation of financial institutions and/or additional bank failures, thereby reducing the number of potential customers and referral sources and increasing downward pressure on the Company's revenue and gross margin; risks that the Small Business Services segment strategies to increase its pace of new customer acquisition and average annual sales to existing customers, while at the same time maintaining its operating margins, are delayed or unsuccessful; risks that the Company's recent acquisitions do not produce the anticipated results or revenue synergies; risks that the Company's cost reduction initiatives will be delayed or unsuccessful; performance shortfalls by the Company's major suppliers, licensors or service providers; unanticipated delays, costs and expenses in the development and marketing of new products and services, including web design, hosting and other services, logo design, search engine marketing, digital printing services, fraud protection services, profitability, regulatory and compliance programs, and the failure of such new products and services to deliver the expected revenues and other financial targets; and the impact of governmental laws and regulations. Our forward-looking statements speak only as of the time made, and we assume no obligation to publicly update any such statements. Additional information concerning these and other factors that could cause actual results and events to differ materially from the Company's current expectations are contained in the Company's Form 10-K for the year ended December 31, 2011.

The table below is provided to assist in understanding the comparability of the Company's results of operations for the quarters ended June 30, 2012 and 2011. The Company's management believes that adjusted earnings per share (EPS) is a useful financial measure because certain items during 2012 and 2011 (restructuring and related costs and transaction-related costs) impact the comparability of reported net income. The presentation below is not intended as an alternative to results reported in accordance with generally accepted accounting principles (GAAP) in the United States of America. Instead, the Company believes that this information is a useful financial measure to be considered in addition to GAAP performance measures.

Adjusted EPS reconciles to reported EPS as follows:

	Actual
	Q2 2012	Q2 2011
Adjusted EPS	$0.85	$0.75
Restructuring and related costs	(0.02)	(0.06)
Transaction-related costs	(0.01)	(0.01)
Reported Diluted EPS	$0.82	$0.68

	Outlook
	Q3 2012	Full Year 2012
Adjusted EPS	$0.76 - $0.81	$3.30 - $3.45
Restructuring and related costs	(0.03)	(0.09)
Transaction-related costs	—	(0.01)
Reported Diluted EPS	$0.73 - $0.78	$3.20 to $3.35

Financial Highlights
DELUXE CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(Dollars and shares in millions, except per share amounts)
(Unaudited)

	Quarter Ended June 30,
	2012		2011
Revenue	$371.0		$346.3
Cost of goods sold, including net restructuring charges	(127.6)	(34.4%)	(120.7)	(34.9%)
Gross profit	243.4	65.6%	225.6	65.1%

Selling, general and administrative expense	(167.8)	(45.2%)	(157.5)	(45.5%)
Net restructuring charges	(2.0)	(0.5%)	(4.1)	(1.2%)
Operating income	73.6	19.8%	64.0	18.5%

Interest expense	(11.4)	(3.1%)	(12.0)	(3.5%)
Other income (expense)	0.3	0.1%	(0.1)	—
Income before income taxes	62.5	16.8%	51.9	15.0%

Income tax provision	(20.2)	(5.4%)	(16.4)	(4.7%)
Net income	$42.3	11.4%	$35.5	10.3%

Weighted average dilutive shares outstanding	51.0		51.7

Diluted earnings per share	$0.82		$0.68

Capital expenditures	$8.3		$10.9
Depreciation and amortization expense	16.3		18.9
Number of employees-end of period	5,892		5,692

Non-GAAP financial measure - EBITDA(1)	$90.2		$82.8
Non-GAAP financial measure - adjusted EBITDA(1)	92.5		87.8

(1) Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA are not measures of financial performance under generally accepted accounting principles (GAAP) in the United States of America. We disclose EBITDA and Adjusted EBITDA because we believe they are useful in evaluating our operating performance compared to that of other companies in our industry, as the calculation eliminates the effects of long-term financing (i.e., interest expense), income taxes, the accounting effects of capital investments (i.e., depreciation and amortization) and in the case of Adjusted EBITDA, certain items (i.e., restructuring and related costs, transaction-related costs and loss on debt retirements), which may vary for companies for reasons unrelated to overall operating performance. In our case, depreciation and amortization of intangibles and interest expense in the current year and in previous years have been significantly impacted by acquisitions. Certain transactions in 2012 and 2011 also impacted the comparability of reported net income. We believe that measures of operating performance which exclude these impacts are helpful in analyzing our results. We also believe that an increasing EBITDA and Adjusted EBITDA depict increased ability to attract financing and an increase in the value of our business. We do not consider EBITDA and Adjusted EBITDA to be measures of cash flow, as they do not consider certain cash requirements such as interest, income taxes or debt service payments. We do not consider EBITDA or Adjusted EBITDA to be substitutes for operating income or net income. Instead, we believe that EBITDA and Adjusted EBITDA are useful performance measures which should be considered in addition to GAAP performance measures. EBITDA and Adjusted EBITDA are derived from net income as follows:

	Quarter Ended June 30,
	2012	2011
Adjusted EBITDA	$92.5	$87.8
Restructuring and related costs	(1.9)	(4.6)
Transaction-related costs	(0.4)	(0.4)
EBITDA	90.2	82.8
Income tax provision	(20.2)	(16.4)
Interest expense	(11.4)	(12.0)
Depreciation and amortization expense	(16.3)	(18.9)
Net income	$42.3	$35.5

DELUXE CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(Dollars and shares in millions, except per share amounts)
(Unaudited)

	Six Months Ended June 30,
	2012		2011
Revenue	$749.0		$696.0
Cost of goods sold, including net restructuring charges	(255.1)	(34.1%)	(240.8)	(34.6%)
Gross profit	493.9	65.9%	455.2	65.4%

Selling, general and administrative expense	(339.7)	(45.4%)	(318.3)	(45.7%)
Net restructuring charges	(2.6)	(0.3%)	(5.5)	(0.8%)
Operating income	151.6	20.2%	131.4	18.9%

Loss on early extinguishment of debt	—	—	(7.0)	(1.0%)
Interest expense	(23.1)	(3.1%)	(24.1)	(3.5%)
Other income	0.4	0.1%	0.1	—
Income before income taxes	128.9	17.2%	100.4	14.4%

Income tax provision	(42.6)	(5.7%)	(32.4)	(4.7%)
Net income	$86.3	11.5%	$68.0	9.8%

Weighted average dilutive shares outstanding	51.1		51.7

Diluted earnings per share	$1.68		$1.31

Capital expenditures	$17.3		$19.3
Depreciation and amortization expense	33.4		38.7
Number of employees-end of period	5,892		5,692

Non-GAAP financial measure - EBITDA(1)	$185.4		$163.2
Non-GAAP financial measure - adjusted EBITDA(1)	189.6		176.7

(1) See the discussion of EBITDA and Adjusted EBITDA on the previous page. EBITDA and Adjusted EBITDA are derived from net income as follows:

	Six Months Ended June 30,
	2012	2011
Adjusted EBITDA	$189.6	$176.7
Restructuring and related costs	(3.8)	(6.1)
Transaction-related costs	(0.4)	(0.4)
Loss on early debt extinguishment	—	(7.0)
EBITDA	185.4	163.2
Income tax provision	(42.6)	(32.4)
Interest expense	(23.1)	(24.1)
Depreciation and amortization expense	(33.4)	(38.7)
Net income	$86.3	$68.0

DELUXE CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)
(Unaudited)

	June 30, 2012	December 31, 2011	June 30, 2011
Cash and cash equivalents	$45.1	$28.7	$17.6
Other current assets	176.0	163.9	165.6
Property, plant & equipment-net	108.2	113.4	117.1
Intangibles-net	161.5	157.3	152.5
Goodwill	789.7	777.0	752.3
Other non-current assets	141.7	148.5	129.9
Total assets	$1,422.2	$1,388.8	$1,335.0

Short-term debt and current portion of long-term debt	$85.3	$85.6	$13.0
Other current liabilities	203.7	214.8	195.3
Long-term debt	656.8	656.1	740.0
Deferred income taxes	54.3	49.8	49.6
Other non-current liabilities	63.2	79.8	71.5
Shareholders' equity	358.9	302.7	265.6
Total liabilities and shareholders' equity	$1,422.2	$1,388.8	$1,335.0

Shares outstanding	50.5	50.8	51.0

DELUXE CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended June 30,
	2012	2011
Cash provided (used) by:
Operating activities:
Net income	$86.3	$68.0
Depreciation and amortization of intangibles	33.4	38.7
Contract acquisition payments	(10.5)	(5.6)
Other	(9.3)	3.1
Total operating activities	99.9	104.2
Investing activities:
Purchases of capital assets	(17.3)	(19.3)
Payments for acquisitions	(28.5)	(36.7)
Other	—	0.7
Total investing activities	(45.8)	(55.3)
Financing activities:
Net change in debt	—	(9.0)
Dividends	(25.4)	(25.7)
Share repurchases	(12.0)	(18.0)
Shares issued under employee plans	2.9	6.5
Other	(3.4)	(3.0)
Total financing activities	(37.9)	(49.2)
Effect of exchange rate change on cash	0.2	0.5
Net change in cash and cash equivalents	16.4	0.2
Cash and cash equivalents: Beginning of period	28.7	17.4
Cash and cash equivalents: End of period	$45.1	$17.6

DELUXE CORPORATION
SEGMENT INFORMATION
(In millions)
(Unaudited)

	Quarter Ended June 30,
	2012	2011
Revenue:
Small Business Services	$233.1	$203.1
Financial Services	85.7	86.7
Direct Checks	52.2	56.5
Total	$371.0	$346.3

Operating income: (1)
Small Business Services	$38.2	$34.3
Financial Services	20.0	13.2
Direct Checks	15.4	16.5
Total	$73.6	$64.0

	Six Months Ended June 30,
	2012	2011
Revenue:
Small Business Services	$462.7	$403.1
Financial Services	176.3	174.7
Direct Checks	110.0	118.2
Total	$749.0	$696.0

Operating income: (1)
Small Business Services	$77.0	$70.1
Financial Services	41.9	28.9
Direct Checks	32.7	32.4
Total	$151.6	$131.4

The segment information reported here was calculated utilizing the methodology outlined in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

(1) Operating income includes the following restructuring and transaction-related costs:

	Quarter Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Small Business Services	$1.3	$2.1	$2.4	$2.9
Financial Services	0.3	2.4	0.3	2.8
Direct Checks	0.7	0.5	1.5	0.8
Total	$2.3	$5.0	$4.2	$6.5

The table below is provided to assist in understanding the comparability of the Company's results of operations for the quarters and six months ended June 30, 2012 and 2011. The Company's management believes that operating income by segment, excluding restructuring and transaction-related costs in each period, is a useful financial measure because these items impacted the comparability of reported operating income during 2012 and 2011. The presentation below is not intended as an alternative to results reported in accordance with generally accepted accounting principles (GAAP) in the United States of America. Instead, the Company believes that this information is a useful financial measure to be considered in addition to GAAP performance measures.

DELUXE CORPORATION
SEGMENT OPERATING INCOME
EXCLUDING RESTRUCTURING AND RELATED COSTS AND
TRANSACTION-RELATED COSTS
(In millions)
(Unaudited)

	Quarter Ended June 30,
	2012	2011
Adjusted operating income: (1)
Small Business Services	$39.5	$36.4
Financial Services	20.3	15.6
Direct Checks	16.1	17.0
Total	$75.9	$69.0

	Six Months Ended June 30,
	2012	2011
Adjusted operating income: (1)
Small Business Services	$79.4	$73.0
Financial Services	42.2	31.7
Direct Checks	34.2	33.2
Total	$155.8	$137.9

(1) Operating income excluding restructuring and transaction-related costs reconciles to reported operating income as follows:

	Quarter Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Adjusted operating income	$75.9	$69.0	$155.8	$137.9

Restructuring and transaction-related costs:
Small Business Services	(1.3)	(2.1)	(2.4)	(2.9)
Financial Services	(0.3)	(2.4)	(0.3)	(2.8)
Direct Checks	(0.7)	(0.5)	(1.5)	(0.8)
Total	(2.3)	(5.0)	(4.2)	(6.5)

Reported operating income	$73.6	$64.0	$151.6	$131.4

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